EXHIBIT 10.13



                                 LOAN AGREEMENT
                                                                OCTOBER 11, 2002
SOURCEONE CAPITAL GROUP, L.LC.,
A NEVADA LIMITED LIABILITY COMPANY
16401 COUNTRY CLUB DR.
CROSBY, TEXAS 77531

GENTLEMEN:

     Pursuant to our prior discussions, this Loan Agreement will serve to set forth several of the terms of the financing agreement by and between SOURCEONE CAPITAL GROUP, L.L.C., a Nevada limited liability company (the "Borrower") and ALLI ED HOUSTON BANK (the "Lender"):
                                ------

     I. LOAN. Subject to the terms and conditions set forth in this Loan Agreement (the "Loan Agreement") and the other agreements, instruments and
                  ----------------
documents executed and delivered in connection herewith and pursuant hereto (collectively, together with the Loan Agreement, referred to hereinafter as the "Loan Documents"), the Lender agrees to lend to the Borrower, and the Borrower
 ---------------
agrees to borrow from the Lender, the amount of ONE MILLION THREE HUNDRED THOUSAND AND NO/IOO (S1,300,000.00) DOLLARS (the "Loan").
                                                        ----

     2 PROMISSORY NOTE. The Loan shall be evidenced by one or more promissory notes (herein called, together with any renewals, extensions and increases thereof, the "Note"), duly executed by the Borrower, dated the date thereof, in
               ----
the original principal amount of the Loan, and in form and substance acceptable to the Lender. Interest on the Note shall accrue at the rate set forth therein.

     3 COLLATERAL. As collateral and security for the Loan, and any and all other indebtedness or obligations from time to time owing by the Borrower to the Lender, the Borrower shall grant, and hereby grants, to the Lender, its successors and assigns, a lien and security interest (which shall be a first and prior lien and security interest therein), in and to the following described property (the "Collateral"):
                 ------------

     THAT ONE CERTAIN PROMISSORY NOTE DATED OCTOBER 11, 2002, FROM BEACH DEVELOPMENT, L.P., A TEXAS LIMITED PARTNERSHIP, SUCCESSOR-BY-CONVERSION TO HYTKEN'S PARTNERSHIP, INC., A TEXAS CORPORATION, IN THE PRINCIPAL AMOUNT OF ONE MILLION SEVEN HUNDRED FIFFY THOUSAND AND NO/100 (S1,750,000.00) DOLLARS, AND BEING PAYABLE TO THE ORDER OF SOURCEONE CAPITAL GROUP, LLC, A NEVADA LIMITED LIABILITY COMPANY. SAID NOTE BEING ADDITIONALLY SECURED BY A DEED OF TRUST OF EVEN DATE THEREWITH DULY RECORDED IN THE REAL PROPERTY RECORDS OF GALVESTON, TEXAS, COVERING THE REAL PROPERTY DESCRIBED AS
     FOLLOWS:

          DESCRIPTION OF A 15.801 ACRE (688,301 SQUARE FEET) TRACT OF LAND, BEING AN EASTERLY PORTIONOF RESERVE "H" OF GRAND BEACH AS RECORDED IN VOLUME 18, PAGES 29 THROUGH 34 OF THE GALVESTON COUNTY MAP RECORDS, IN THE UNITED STATES OF AMERICAN SCRIP NO. 103, IN THE CITY OF GALVESTON, GALVESTON COUNTY, TEXAS; SAID 15.801 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF (WITH BEARINGS REFERENCED TO THE AFORESAID PLAT OF GRAND BEACH).

     4. GUARANTIES. At closing, and as an inducement to the Lender to execute and deliver this Loan Agreement and to make the Loan to the Borrower, the Borrower agrees to cause RAMPART CAPITAL CORPORATION, A TEXAS CORPORATION AND J. H. CARPENTER (collectively, the "Guarantor") to execute and deliver their
                                        ---------
respective guaranties to the Lender, in form and substance satisfactory to the Lender (collectively, the "Guaranty Agreement"), the Guaranty Agreement of J. H.
                           ------------------
Carpenter,  however,  is  to  be  only  a  Conditional  Limited  Guaranty.

     5. COLLATERAL DOCUMENTS. Prior to or contemporaneously with the closing of the Loan, Borrower shall deliver, or cause to be delivered, to the Lender, in addition to the Notes, the following agreements, documents and instruments (sometimes collectively referred to hereinafter as the ("Collateral Documents"):
                                                         --------------------

          (a) One or more Collateral Transfers of Note in the form required by the Lender (the "Collateral Assignment").
                         --------------------

          (b) Resolutions of the Board of Directors of Borrower, in the form required by the Lender and certified by the Secretary or an Assistant Secretary of the Borrower, authorizing the Borrower to enter into the transactions contemplated under this Loan Agreement and the other Loan Documents (the "Corporate Resolutions").
                       ---------------------

          (c) One or more Guaranty Agreements, in the form required by the Lender, guaranteeing the payment and performance of the Note and any other indebtedness and obligations from time to time owing by the Borrower to the Lender, executed by each Guarantor.

          (d) One or more security agreements, in the form required by the Lender, including, without limitation, the SECURITY AGREEMENT AND/OR SECURITY AGREEMENT - PLEDGE (the "Security Agreement") covering 600,000
                                       ------------------
     shares of common stock of Rampart Capital Corporation, a Texas corporation.

          (e) Such other agreements, instruments, documents and certificates as may be requested by the Lender to evidence the Loan and to grant and perfect a lien and security interest in the Collateral.

     6. AFFIRMATIVE COVENANTS. Until the Note and all other obligations and liabilities of the Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, the Borrower agrees and covenants that it will, unless the Lender shall otherwise consent in writing:

          (a) Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit the Lender to examine, audit and make and take away copies or reproductions of the Borrower's books and records, at all reasonable time.

          (b) Furnish such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to the Borrower's financial condition and business operations as the Lender may reasonably request from time to time.

          (c) Perform and comply with all terms, conditions, and provisions set forth in this Loan Agreement and in all other instruments and agreements between the Borrower and Lender, including, without limitation, the other Loan Documents.

          (d) Comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon the Borrower and its businesses and operations.

          (e) Permit such persons as the Lender may designate to visit its properties and installations and examine its records, as the Lender may reasonably desire.

          (f) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which the Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

     7. FINANCIAL COVENANTS. Until the Note and all obligations and liabilities of the Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, the Borrower agrees and covenants that it will not at any time permit, unless the Lender shall otherwise consent in writing:

          (a) Rampart Capital Corporation's Tangible Net Worth to be less than $9,000,000.00.

          (b) Rampart Capital Corporation's Debt to Tangible Net Worth Ratio to be greater than 1.25 to 1.0.

All determinations under this Loan Agreement shall be made in accordance with generally accepted accounting principles consistently applied, on a consolidated basis, except where expressly provided to the contrary. All terms not expressly defined below shall be defined in accordance with generally accepted accounting principles. For the purpose of this Loan Agreement, the following terms shall have the following specific meanings:

          (a) "Debt" shall mean all obligations for borrowed money or for the deferred purchase price of property or services plus all other obligations, including contingent obligations, which would be classified as liabilities.

          (b) "Debt to Tangible Worth Ratio" shall mean the ratio of Debt to Tangible Net Worth.

          (c) "Net Worth" shall mean the sum of the (i) par value of the Rampart Capital Corporation's capital stock, (ii) capital in excess of par value, (iii) retained earnings, and (iv) Subordinated Debt, excluding the amount of any write-up of any assets over their depreciated cost.

          (d) "Tangible Net Worth" shall mean Net Worth (excluding the amount of any write-up of any assets over their depreciated cost) less (i) all intangible assets such as goodwill and patent rights and (ii) all notes or accounts receivable due from affiliates.

          (e) "Subordinated Debt" shall mean debt of RAMPART CAPITAL CORPORATION, A TEXAS CORPORATION subordinated in a manner satisfactory to the Lender.

     8. REPORTING REQUIREMENTS. Until the Note and all other obligations and liabilities of the Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, the Borrower will, unless the Lender shall otherwise consent in writing, furnish to the Lender:

          (a) As soon as available and in any event within thirty (30) days after the end of each quarter of each fiscal year of RAMPART CAPITAL CORPORATION, A TEXAS CORPORATION, a copy of RAMPART CAPITAL CORPORATION, A TEXAS CORPORATION'S public financial filings.

          (b) As soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to the Lender, together with a certificate of such accountants to the Lender stating that in the course of the regular audit of the business of the Borrower, which audit was conducted by such accountants in accordance with generally accepted standards, such accountants obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default or such an event has occurred and is continuing a statement as to the nature thereof.

          (c) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or any governmental department, commission or board affecting the Borrower or any of its properties.

          (d) As soon as available and in any event within forty-five (45) days after the end of each calendar year have J. H. Carpenter submit a current financial statement for the previous year, which financial statement shall contain cash flow, contingent liabilities, and such other information as may be requested by the Lender.

          (e)     Each year, as soon as available and in any event within thirty
     (30) days after Borrower and Guarantor file their respective annual federal income tax returns, a copy of Borrower's and Guarantor's federal income tax returns.

          (f) Such other information respecting the business, properties or condition or the operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request including, but not limited to, aged accounts payable listings.

     All references to a preceding period shall mean the period ending as of the end of the month, quarter or fiscal year for which the applicable report is delivered. All references to a period immediately following shall mean the period beginning on the first day of the month, quarter or fiscal year following the end of the period for which the applicable report is delivered. All financial reports furnished by the Borrower to the Lender pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be satisfactory to the Lender, shall be prepared on the same basis as those prepared by the Borrower in prior years and shall be the same financial reports as those furnished to the Borrower's officers and directors.

     9. EVENTS OF DEFAULT. After the giving of required notice and expiration of any applicable cure period, each of the following shall constitute an "Event of Default" under this Loan Agreement:

          (a) Any default by the Borrower in the payment when due of any part of the principal of, or interest on, the Note or any other indebtedness or obligation from time to time owing by the Borrower to the Lender.

          (b) Any default, breach or failure of or by the Borrower in the performance of any term of condition or covenant of this Loan Agreement or any other agreement between the Borrower and the Lender (including, without limitation, any of the other Loan Documents).

          (c) Any representation or warranty set forth in this Loan Agreement or in and of the other Loan Documents prove to have been false or untrue in any material respect when made.

          (d) The Borrower suspends the transaction of its business for any period of time, fails to maintain its status in good standing, makes or sends any notice of an intended bulk transfer or executes or files a certificate or other instrument evidencing a change in legal name of the Borrower.

          (e) The insolvency or bankruptcy of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the consent of the Borrower to the appointment of a trustee or receiver or other officer of a court or other tribunal with respect to Borrower, or the property of the Borrower.

          (f) The appointment of a trustee or receiver or other officer of court for the Borrower without its consent when no discharge is effective within thirty (30) days after such appointment

          (g) The commencement or institution of bankruptcy, reorganization, insolvency or liquidation proceedings by or against the Borrower, and if against the Borrower, such proceedings are consented to by it or remains undismissed for thirty (30) days after such commencement.

          (h) The entry of any judgment against the Borrower or the issuance or entry of any attachment or other lien against any of the property of the Borrower for an amount in excess of $10,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

          (i)     The  insolvency,  or  bankruptcy  of  any  Guarantor.

          (j) Should Borrower or any Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Guarantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

          (k) This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

          (l) Any change in ownership of the Borrower, without prior written notification to Lender.

Nothing contained in this Loan Agreement shall be construed to limit the Events of Default enumerated in any of the other Loan Documents or any other document executed in connection with the Loan and all such Events of Default shall be cumulative.

     10. NOTICE AND OPPORTUNITY TO CURE. Notwithstanding the Events of Default listed in Section 9 or any other provision in this Loan Agreement, the Note, the Collateral Documents, or any of the other Loan Documents, Lender agrees that an Event of Default shall not occur, and Lender shall not exercise any of its remedies, until after the giving of notice and the expiration of any applicable cure period required by this Section 10.

          (a) Payment Default. Borrower or any other liable party shall not be in default with respect to the failure or refusal to pay any amount except: (i) the entire balance due on the Note at maturity; (ii) seven (7) days after notice of default specifying the default is given with respect to any regularly scheduled installment due on the Note; or (iii) ten (10) days after notice of default specifying the default is given with respect to any other amount payable under this Loan Agreement or under any other Loan Document.

          (b) Covenant Default. Borrower or any other liable party shall not be in default with respect to the failure or refusal to punctually and properly perform, observe, and comply with any covenant, agreement, or condition (other than payment obligations covered by Section 10(a) above) in this Loan Agreement or any of the other Loan Documents, unless such failure or refusal continues unremedied for thirty (30) days after notice of default specifying the default is given with respect to the default.

          (c)     Notice  of  Default.  The  notice  of default required by this
     Section 10 must be in writing and must specify the default that Lender is relying on to assert an Event of Default under or in connection with this Loan Agreement and/or the other Loan Documents. The notice of default must be separately addressed and sent to Borrower and to each Guarantor.

          (d) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Loan Agreement and the other Loan Documents shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth hereinafter and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, two (2) days after deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least ten (10) days prior to the effective date of such new address.

     11. REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by the Borrower to the Lender, shall, at the option of the Lender, become immediately due and payable if the notice provisions, set out in this Loan Agreement are complied with. The Lender may also, at its option, cease further advances under the Note upon the occurrence of an Event of Default or under any condition which with the passage of time would constitute an Event of Default if not corrected.

     12. RIGHTS CUMULATIVE. All rights of the Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of the Lender under any and all other agreements between the Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by the Lender under the terms of any other agreement.

     13. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of the Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     14. CONSTRUCTION. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in HOUSTON, HARRIS COUNTY, TEXAS.

     15. CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION. Any suit, action or proceeding against the Borrower with respect to this Loan Agreement, the Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Harris, or in the United States courts located in the State of Texas as the Lender in its sole discretion may elect and the Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such Suit, action or proceeding. The Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of an suit, action or proceeding arising out of or relating to this Loan Agreement or any of the Notes brought in the courts located in the State of Texas, County of Harris and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     16. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect.

     17. BINDING EFFECT. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective heirs, successors, assigns and legal representatives; provided however, that the Borrower may not, without the prior written consent of the Lender, assign any rights, powers, duties or obligations thereunder.

     18. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     19. SURVIVAL. All representations and warranties made by the Borrower in this Loan Agreement shall survive delivery of the Note and the making of the Loan.

     20. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render the Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrower, or for debts or claims accruing to any such persons against the Borrower.

     21. COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

     22. ENTIRE AGREEMENT. THIS LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     23. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed herewith.

ALLIED  HOUSTON  BANK



BY:    /s/ Robert Baker
       -------------------------
NAME:  Robert Baker
TITLE: Executive Vice President

ACCEPTED  this  11th  day  of  OCTOBER,  2002:

BORROWER:

SOURCEONE  CAPITAL  GROUP,  L.LC.,  A  NEVADA  LIMITED  LIABILITY  COMPANY

BY  ITS  SOLE  MEMBER:  RAMPART  PROPERTIES,  L.L.C., A NEVADA LIMITED LIABILITY
COMPANY


By:  /s/ J. H. Carpenter
     ----------------------------------------------------------------
     J. H. CARPENTER, President
     16401 COUNTRY CLUB DRIVE, CROSBY, TEXAS 77532

GUARANTOR:


RAMPART  CAPITAL  CORPORATION,  A  TEXAS  CORPORATION


By:  /s/ J. H. Carpenter
     ----------------------------------------------------------------
     J. H. CARPENTER, President
     16401 COUNTRY CLUB DRIVE, CROSBY, TEXAS 77532


CONDITIONAL  LIMITED  GUARANTOR:


By:  /s/ J. H. Carpenter
     ----------------------------------------------------------------
     J. H. CARPENTER
     16401 COUNTRY CLUB DRIVE, CROSBY, TEXAS 77532